Exhibit 10.26.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Deed of Novation and Amendment

World Carrier Offshore Services Corp.

and

VAALCO Gabon SA

and

Ocean Cloud Navigation Inc.

relating to the Bareboat Charter dated 31 August 2021

15th November, 2022

THIS DEED OF NOVATION AND AMENDMENT is made on 15th of November, 2022

BETWEEN:

(1)

WORLD CARRIER OFFSHORE SERVICES CORP., a company incorporated in the Marshall Islands and having its principal office at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, MH96960, Marshall Islands (the "Original Party");

(2)	VAALCO GABON SA, a company incorporated in the Gabonese Republic and having its registered office at Zone Industrielle OPRAG - Nouveau Port, the Gabonese Republic (the "Continuing Party"); and

(3)

OCEAN CLOUD NAVIGATION INC., a company registered in the Marshall Islands with company number 113454 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the "New Party"),

each being referred to individually as a "Party" and collectively as the "Parties".

RECITALS

(A)	The Original Party and the Continuing Party entered into a bareboat charter dated 31 August 2021 (the "Agreement").

(B)

The Parties desire to novate the Agreement such that, with effect from the date of this deed of novation and amendment (the "Deed") and in consideration of the Continuing Party releasing the Original Party from its obligations and liabilities in respect of the Agreement arising after the date of this Deed, the New Party shall assume all the rights, obligations and liabilities of the Original Party under the Agreement on the terms and subject to the terms and conditions contained in this Deed.

(C)	On or around the date of this Deed, three (3) Deeds of Guarantee and Indemnity given pursuant to the Agreement will also be novated from the Original Party to the New Party.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Words and expressions not defined in this Deed but defined in the Agreement shall have the same meaning when used in this Deed.

1.2	Reference to a recital or clause is to the relevant recital or clause of this Deed.

1.3	In this Deed:

(a)	unless the context otherwise requires, the singular shall be deemed to include the plural and vice versa;

(b)

the words "other" and "including" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

(c)

reference to any law, statute or other legislative or regulatory order is to the same as amended, modified or replaced from time to time and to any regulation, rule, delegated legislation or order made thereunder; and

(d)

a "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists).

1.4

Each reference in this Deed to any other deed, agreement or side agreement shall be construed and shall have effect as a reference to the same as it may have been supplemented and/or amended and/or novated from time to time.

2.	THE AGREEMENT

Each of the Original Party and the Continuing Party hereby severally confirms to the New Party that the Agreement is in full force and effect between the Original Party and the Continuing Party and that neither has assigned or otherwise transferred any of their respective rights under or in connection with the Agreement.

3.	NOVATION

3.1	Each Party severally agrees that with effect on and from 00:01 hours (London time) on the date of this Deed:

(a)

the Original Party shall cease for all purposes to be a party to the Agreement, and the New Party shall become a party to the Agreement and shall assume the liabilities, perform the obligations and be entitled to the rights and benefits therein in place of the Original Party;

(b)

the New Party undertakes and covenants as a separate obligation with each of the Original Party and the Continuing Party to assume, observe, perform, discharge and be bound by all liabilities and obligations arising under the Agreement in the place of the Original Party whether actual, accrued, contingent or otherwise and whether arising on, before or after the date of this Deed and to be bound by the Agreement as if the New Party had at all times been a party to the Agreement in place of the Original Party;

(c)

the Continuing Party and the New Party shall each release and discharge the Original Party from the observance, performance and discharge of each of the liabilities and obligations assumed by the New Party pursuant to clause 3.1(b) and shall accept the like observance, performance and discharge of those liabilities and obligations by the New Party in the place of the Original Party provided that the Original Party shall not be so released, and shall retain all such liabilities, in cases of its wilful misconduct or fraud; and

(d)

the New Party undertakes to indemnify fully and hold harmless the Continuing Party (solely so far as concerns the Agreement or any side agreement (as defined in clause 3.2) to which it is a party) in respect of any claims, proceedings, injury, costs (including legal costs), loss, damage or expense for which the Original Party would have been liable but for the release and discharge referred to in clause 3.1(c).

3.2

Clause 3.1 shall also apply, as it applies to the Agreement, in relation to any other agreement, instrument or document between or binding upon the Original Party and the Continuing Party (and no other person or persons) (a "side agreement"), if and to the extent that the side agreement in question relates to any of the rights, liabilities and obligations affected by clause 3.1.

3.3

Notwithstanding the provisions of clauses 3.1 and 3.2, the Original Party shall be bound and continue to be bound by this clause 3.3 (which shall take effect as an agreement separate and independent from the Agreement and/or any side-agreement), to observe and perform such duties of confidentiality and non-disclosure owed to such persons as would have been applicable to it under the Agreement and/or any side agreement had it continued to be a party to those agreements.

3.4

This Deed shall be treated as constituting all actions, confirmations, consents and undertakings required of the Parties under the Agreement or any side agreement for the purpose of giving effect to the transfer to the New Party.

4.	MUTUAL INDEMNITIES

4.1	[*****].

4.2	[*****].

5.	AMENDMENTS TO THE AGREEMENT

Each Party severally agrees that the amendments to the Agreement in this clause 5 take effect on and from 00:01 hours (London time) on the date of this Deed.

5.1	Recital (B) of the Agreement shall be deleted and replaced with the following:

"The Owner represents and warrants to the Charterer that it has (and where relevant the Operator has) all the management, supervision, skilled and experienced workforce, facilities, plant and equipment and other resources required to execute and complete the Work, and is able to supply the FSO in accordance with the terms of this Charter.".

5.2

In clause 1.1 (Definitions and Construction) of the Agreement, in the definition of "Operator" the reference to "World Carrier Offshore Services Corp." shall be deleted and replaced with a reference to "Atlantic Energy Logistics SASU of Immeuble Assia 1, 1er tage, Face la Francophonie, Haut de Gu-Gu, BP 936, Libreville, the Gabonese Republic".

5.3	A new clause 1.4 shall be inserted into the Agreement as follows:

"The Owner hereby confirms that it has received a copy of the Operating Agreement and has satisfied itself with regard to its terms and the obligations of the Operator under the Operating Agreement.".

5.4

In clause 2.5(b) (Final Commissioning and Testing) of the Agreement, the following text shall be deleted in its entirety: "(ii) the Demobilisation Plan has been approved in accordance with schedule 2 – Technical Specifications".

5.5	A new clause 2.5(f) shall be inserted into the Agreement as follows:

"The Demobilisation Plan will be approved in accordance with schedule 2 – Technical Specifications not later than 1 December 2022".

5.6	A new clause 7.1(i) shall be inserted into the Agreement as follows:

"throughout the Term, the Owner and the Operator will at all times be and remain Affiliates.".

5.7	Clause 13.9 (Hire) of the Agreement shall be amended to include the following as a final sentence:

"This clause 13.9 shall apply to and in respect of, mutatis mutandis, each of the Owner's Affiliates (including for the avoidance of doubt (whether or not it is an Affiliate) World Carrier Offshore Services Corp.).".

5.8	In clause 14.3 (Taxes) of the Agreement, [*****].

5.9	Clause 35.2 (Notices) of the Agreement shall be deleted and replaced with the following:

"Except as otherwise provided in clause 35.1, the Parties shall give all notices and send all invoices and communications under this Charter to:

If to the Owner:

Ocean Cloud Navigation Inc.

c/o World Carrier Shipmanagement Inc..

Agiassou 34 Vrilissia

Athens, 15235 Greece

Attention:

Email:

With copy to:

Attention: Legal Counsel

Email:

Attention: Operations Manager

Email:

If to the Charterer:

VAALCO Gabon SA

9800 Richmond Avenue – Suite 700

Houston, Texas 77042 USA

Attention: Chief Executive Officer

Email:

With copy to:

Attention: General Counsel

Email:

Attention: Gabon Operations

Email:

5.10	Schedule 6 (Schedule of Rates) of the Agreement shall be deleted and replaced with the text set out in the Appendix to this Agreement.

5.11	Schedule 8 (Form of Guarantee) of the Agreement shall be amended to delete each instance of the definition of "Default Rate" and to delete each instance of clause 9.2.

6.	PRE-NOVATION COSTS

6.1

Notwithstanding the provisions of this Deed, each of the Original Party and the New Party hereby irrevocably and unconditionally agree that (i) it shall not seek, pursuant to the Agreement, a Change Order in respect of any matter occurring or alleged to have occurred prior to the date of this Deed (on an accruals basis) and (ii) it shall waive any right to seek, and shall hold the Charterer harmless from and in respect of, any Change Order, pursuant to the Agreement, in respect of any matter occurring or alleged to have occurred prior to the date of this Deed (on an accruals basis).

6.2

The Continuing Party hereby irrevocably and unconditionally agrees that in respect of any matter occurring or alleged to have occurred prior to the date of this Deed (on an accruals basis) it shall not seek Delay LDs.

7.	STAMP DUTY

The New Party shall be solely responsible for the payment in a timely fashion of and undertakes to pay, all and any stamp duty (including any interest, penalties and/or fines) ("Stamp Duty") payable on or in connection with the execution or enforcement of this Deed and shall fully indemnify each of the other Parties in respect of any costs (including legal costs), expenses, loss or damage occasioned by its failure to pay (or any delay in paying) Stamp Duty.

8.	ENTIRE AGREEMENT AND AFFIRMATION

8.1	Except in the case of fraud or fraudulent concealment, each Party acknowledges that:

(a)	this Deed together with any other documents referred to in it (together, the "Contract") constitutes the entire and only agreement between the Parties relating to the subject matter of the Contract;

(b)	it has not been induced to enter into the Contract in reliance on, nor has it been given, any representation or other statement of any nature whatsoever other than those set out in the Contract; and

(c)	the only remedies available to it in respect of the Contract are damages for breach of contract and it shall have no right to rescind or terminate the Contract for any reason whatsoever.

8.2

Except as specifically amended by this Deed all the terms and conditions of the Agreement and any side agreement shall remain in full force and effect and binding on those parties thereto, insofar as the same are in force and effect and binding on those parties immediately prior to the date of this Deed.

9.	COSTS

Except as expressly otherwise provided in this Deed, each of the Parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Deed and any other agreement incidental to or referred to in this Deed.

10.	WAIVER

10.1

A waiver of any term, provision or condition of, or consent granted under, this Deed shall be effective only if given in writing and signed by the waiving or consenting Party and then only in the instance and for the purpose for which it is given.

10.2

No failure or delay on the part of any Party in exercising any right, power or privilege under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

10.3	No breach of any provision of this Deed shall be waived or discharged except with the express written consent of the Parties.

11.	INVALIDITY

11.1	If any provision of this Deed is or becomes (whether or not pursuant to any judgment or otherwise) invalid, illegal or unenforceable in any respect under the law of any jurisdiction:

(a)	the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

(b)	the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

shall not be affected or impaired in any way.

11.2

If any provision of this Deed shall be held to be void or declared illegal, invalid or unenforceable for any reason whatsoever, such provision shall be divisible from this Deed and shall be deemed to be deleted from this Deed and the validity, legality and enforceability of the remaining provisions shall not be affected.

12.	COUNTERPARTS

This Deed may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Deed and this Deed shall not come into force and effect until it is properly executed by or on behalf of each of the Parties and is duly dated.

13.	THIRD PARTY RIGHTS

The Contracts (Rights of Third Parties) Act 1999 (the "Act") shall not apply to this Deed and no person other than the Parties (which term shall, for the purposes of this clause, include all permitted assignees) shall have any rights under the Act, nor shall this Deed be enforceable under the Act by any person other than the Parties.

14.	GOVERNING LAW

14.1	This Deed shall be governed by and construed in accordance with English law.

14.2

Any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Maritime Arbitrators Association for the time being in force, which rules are deemed to be incorporated by reference in this clause 14.2. The arbitrators shall be entitled to give interlocutory orders and/or give rulings on an agreed set of facts and/or a preliminary point of law at the request of any Party if they think fit to do so.

The reference shall be to three arbitrators. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to each other Party requiring the other relevant Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other relevant Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other relevant Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other relevant Party, appoint its arbitrator as sole arbitrator and shall advise the other relevant Party accordingly. The award of a sole arbitrator shall be binding on the relevant Parties as if he or she had been appointed by agreement.

The Parties agree, and shall procure that each of its Affiliates agrees, that any Affiliate of either may be joined to any proceedings under this Deed and/or proceedings consolidated, in each case in respect of any claim pursuant to the Deed, Agreement or the Operating Agreement.

The arbitrators' award shall be final and binding upon the relevant Parties and may be enforced in any court having jurisdiction in respect thereof.

The arbitration shall be conducted in the English language.

14.3	The arbitrators shall determine which Party shall bear the expenses of the proceedings, or the proportion of such expenses which each Party shall bear.

IN WITNESS WHEREOF this Deed has been duly executed and delivered as a deed by the Parties on the date specified above.

Appendix

SCHEDULE 6

SCHEDULE OF RATES

●	Without prejudice to the provisions of this Charter, all operational and capital cost throughout life of Charter to be covered by Charter rates

●	Without prejudice to the provisions of this Charter, the Charter Rate will remain at the Agreed Rate for the Term of the Charter, with only modifications occurring at the extension period

●

The following rates apply in respect of the following events and the sums stated are the sums applicable prior to the application of 20% withholding tax levied by the Gabon Government in accordance with Gabonese law and regulations:

o	Early Termination Payment – relevant figure in schedule 11, Part A – Purchase Option minus the figure derived from the following calculation:

the FSO light ship weight * the BIMCO or Clarksons published scrap price (whichever is the greater) for shipyards/breakers yards in India or Pakistan * 90%

o	Termination for Force Majeure - see table in schedule 10

o	Purchase Option – see table in schedule 11

o	Force Majeure Rate, being 80% of the Hire Rate

Hire Rate: [*****] per day for Years 1, 2, 3, 4 and 5

Hire Rate: [*****] per day for Years 6, 7 and 8

Hire Rate: [*****] per day for Years 9 and 10

Prepayment of Hire in the sum of US$6,000,000 to be released in parts on the following milestones:

o	US$2,000,000 [*****]

o	US$2,000,000 [*****]

o	US$2,000,000 [*****]

Charterer entitled to deduct US$200,000 from each of the first 30 hire invoices issued by Owner in respect of the recovery of the prepayment. In the event the Start Date does not occur, such portion of the prepayment as has been paid by the Charterer shall be repaid to the Charterer on written request by the Charterer.

Mobilization fee of US$1,250,000 to be paid as follows:

o	US$625,000 within seven (7) days from FSO sail away from the shipyard

o	US$625,000 within seven (7) days from FSO arrival at the Field

SIGNATURE PAGES

Executed as a deed for and on behalf of	)
WORLD CARRIER OFFSHORE SERVICES	)
CORP.	)
acting by:		/s/ Nikos Zarakovitis
Director: Nikos Zarakovitis

Director

Executed as a deed by	)
VAALCO GABON SA	)
acting by:	)	/s/ George W. M. Maxwell
Director: George W. M. Maxwell

Director

Executed as a deed for and on behalf of	)
OCEAN CLOUD NAVIGATION INC.	)
acting by:	)	/s/ Nikos Zarakovitis
Attorney-In-Fact: Nikos Zarakovitis

Director